Exhibit 99.1

FMC Corporation
1735 Market Street
Philadelphia, PA 19103
USA
News Release	215.299.6000
fmc.com

For Release: Immediate

FMC Media Contact: Jim Fitzwater - 215.299.6633
james.fitzwater@fmc.com
FMC Investor Relations Contact: Alisha Bellezza - 215.299.6119
ir@fmc.com
FMC Corporation Announces Third Quarter 2014 Results

•	Consolidated revenues up 6 percent to $1.0 billion

•	Agricultural Solutions segment earnings up 2 percent

•	Health and Nutrition segment earnings up 6 percent

•	Minerals segment earnings up 42 percent

•	Consolidated adjusted earnings per share up 16 percent to $0.95 per diluted share

•	Full-year 2014 outlook for adjusted earnings of $3.85 to $3.95 per diluted share

PHILADELPHIA, October 29, 2014 - FMC Corporation (NYSE:FMC) today reported third quarter revenue of $1.0 billion, a 6 percent increase over the same period in 2013. The company reported net income of $56.3 million, or $0.42 per diluted share, in the third quarter of 2014, compared to net income of $17.9 million, or $0.13 per diluted share, in the third quarter of 2013. Third quarter results include charges of $71.2 million after tax, or $0.53 per diluted share, compared to charges of $92.3 million after tax, or $0.69 per diluted share, in the prior-year quarter. Excluding these items in both periods, adjusted earnings were $0.95 per diluted share, an increase of 16 percent versus the prior-year quarter.
Pierre Brondeau, FMC president, CEO and chairman, said: “In the third quarter, market dynamics continued to affect our portfolio. Agricultural markets were impacted by multiple factors around the world, a softening of demand in China affected parts of our Health and Nutrition portfolio, and Argentina continued to weigh on Lithium’s results. Despite this, we generated record revenue, adjusted operating income and adjusted EPS in the third quarter.

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“So far, 2014 has been an unusual year for the agricultural segment. The first half was characterized by prolonged cold weather in North America that led to delayed plantings and lower pest pressures, which together impacted crop protection purchases by farmers. This was followed by favorable North American growing conditions for corn and soybeans and continued low pest pressures, which are also impacting crop protection purchases and leading to record yields. Consequently, we saw commodity prices falling rapidly, creating greater uncertainty around farmer planting intentions in Brazil today and for North America in 2015. Despite the lower predictability this brings to our business, we expect to further penetrate the markets in Argentina, Mexico and Brazil, and expect strong demand for our North American pre-emergent herbicides.
“In Health and Nutrition, we saw solid demand for functional ingredients in the majority of our end markets during the third quarter. We are carefully watching certain beverage applications in China after a second consecutive quarter of softening demand. In Minerals, operations in both Alkali Chemicals and Lithium remain very strong with production volumes at record levels. Combined with higher average soda ash pricing versus 2013, these increased production volumes provide a strong foundation for full-year 2014 earnings to exceed 2013 by over 20 percent.”
Segment Results
FMC Agricultural Solutions
Third-quarter segment revenue for FMC Agricultural Solutions was $548.8 million, an increase of 4 percent versus the prior-year quarter. Third-quarter segment earnings were $116.7 million, a 2 percent increase over the prior-year quarter. In the quarter, year-on-year revenue gains were primarily driven by Latin America, with increased demand for herbicides to control glyphosate-resistant weeds and continued new product penetration into soybeans and cotton. These gains were partially offset by weaker than normal pest pressures in the United States that reduced insecticide demand and by continued weak demand from sugarcane growers in Brazil, as prolonged drought conditions continue to reduce the rate of replanting.

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For the fourth quarter, segment earnings are expected to be flat to up low-single digit percent over 2013, driven by continued market penetration across Latin America, new product introductions, and demand for pre-emergent herbicides ahead of the 2015 North American growing season.
FMC Health and Nutrition
Third-quarter segment revenue for FMC Health and Nutrition was $203.1 million, an increase of 7 percent versus the prior-year quarter. Segment earnings of $43.7 million were 6 percent higher than the prior-year quarter. Revenue increased in health markets globally and in North American nutrition markets, but was partially offset by weaker than expected nutrition markets in Asia.
Increased demand in health markets, particularly in Europe and Asia, along with higher demand for nutrition products in North America are expected to be offset by continued weak demand in Asia and delayed timing of omega-3 sales that will shift into the first half of 2015. As a result, fourth-quarter segment earnings are expected to be flat with 2013.
FMC Minerals
Third-quarter segment revenue for FMC Minerals was $264.0 million, an increase of 11 percent from the prior-year quarter. Third-quarter segment earnings of $39.2 million were up 42 percent versus the prior-year quarter. Third-quarter revenue in Alkali Chemicals was up 9 percent over the prior-year quarter driven by higher volumes and pricing. Third-quarter revenue in Lithium was up 19 percent over the prior-year quarter driven by sustained higher production rates versus 2013, resulting in higher sales.
In the fourth quarter, segment earnings are expected to be up mid-single digit percent over the previous year. Higher soda ash pricing and strong operational performance will be partially offset by higher energy costs in Alkali and the negative impact of operating in Argentina versus 2013. For Alkali Chemicals, a scheduled long-wall move will again take place in the fourth quarter of 2014, and the company anticipates that soda ash pricing will be similar to that in the third quarter.

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Corporate and Other
Corporate and other expenses were $15.3 million, and interest expense, net, was $14.9 million. For the quarter, depreciation and amortization was $32.3 million and capital additions were $52.5 million. On September 30, 2014, gross consolidated debt was $1.7 billion, and debt, net of cash, was $1.6 billion. In the third quarter, the underlying adjusted tax rate remained at 25.5 percent with the rate reduced by discrete items associated with fluctuations in foreign currency re-measurement in certain foreign operations.
The Cheminova acquisition remains on track to close in early 2015 subject to final regulatory approvals. The planned divestiture of Alkali Chemicals remains on track to be completed in the first half of 2015.

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FMC Corporation is a diversified chemical company serving agricultural, industrial and consumer markets globally for more than a century with innovative solutions, applications and quality products. In 2013, FMC had annual sales of approximately $3.9 billion. The company employs approximately 6,000 people throughout the world, and operates its businesses in three segments: FMC Agricultural Solutions, FMC Health and Nutrition, and FMC Minerals. For more information, visit www.FMC.com.

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in FMC Corporation's 2013 Form 10-K and other SEC filings. Such information contained herein represents management's best judgment as of the date hereof based on information currently available. FMC Corporation does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

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FMC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2014	2013	2014	2013
Revenue	$1,015.9	$957.4	$2,945.5	$2,744.1

Costs of sales and services	692.2	653.0	1,935.7	1,758.6

Gross margin	323.7	304.4	1,009.8	985.5

Selling, general and administrative expenses	147.4	124.9	391.8	374.1
Research and development expenses	30.6	29.0	89.9	84.7
Restructuring and other charges (income)	35.6	32.1	45.0	47.3
Business separation costs	6.8	—	23.6	—
Total costs and expenses	912.6	839.0	2,486.0	2,264.7
Income from operations	103.3	118.4	459.5	479.4
Equity in (earnings) loss of affiliates	0.4	0.1	0.6	0.5
Interest expense, net	14.9	9.8	43.7	31.4

Income from continuing operations before income taxes	88.0	108.5	415.2	447.5
Provision for income taxes	7.4	32.0	88.2	113.1
Income from continuing operations	80.6	76.5	327.0	334.4
Discontinued operations, net of income taxes	(20.5)	(56.6)	(83.2)	(58.3)
Net income	$60.1	$19.9	$243.8	$276.1
Less: Net income attributable to noncontrolling interests	3.8	2.0	12.8	9.3
Net income attributable to FMC stockholders	$56.3	$17.9	$231.0	$266.8

Amounts attributable to FMC stockholders:
Income from continuing operations, net of tax	$76.8	$74.5	$314.2	$325.1
Discontinued operations, net of tax	(20.5)	(56.6)	(83.2)	(58.3)
Net income	$56.3	$17.9	$231.0	$266.8
Basic earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$0.57	$0.55	$2.35	$2.39
Discontinued operations	(0.15)	(0.42)	(0.62)	(0.43)
Basic earnings per common share	$0.42	$0.13	$1.73	$1.96
Average number of shares used in basic earnings per share computations	133.4	134.1	133.3	135.8
Diluted earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$0.57	$0.55	$2.34	$2.38
Discontinued operations	(0.15)	(0.42)	(0.62)	(0.43)
Diluted earnings per common share	$0.42	$0.13	$1.72	$1.95
Average number of shares used in diluted earnings per share computations	134.3	135.0	134.3	136.7

Other Data:
Capital additions	$52.5	$77.5	$145.5	$152.6
Depreciation and amortization expense	$32.3	$34.2	$98.0	$91.7

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FMC CORPORATION
SCHEDULE OF ADJUSTED EARNINGS FROM CONTINUING OPERATIONS (NON-GAAP)(2)
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2014	2013	2014	2013
Revenue	$1,015.9	$957.4	$2,945.5	$2,744.1

Costs of sales and services	692.2	650.9	1,931.5	1,756.5

Gross margin	323.7	306.5	1,014.0	987.6

Selling, general and administrative expenses	108.4	114.6	345.9	339.5
Research and development expenses	30.6	29.0	89.9	84.7
Equity in (earnings) loss of affiliates	0.4	0.1	0.6	0.5

Total costs and expenses	831.6	794.6	2,367.9	2,181.2

Adjusted earnings from continuing operations, before interest, income taxes and noncontrolling interests (Non-GAAP) (1)	$184.3	$162.8	$577.6	$562.9

Interest expense, net	14.9	9.8	43.7	31.4
Adjusted earnings from continuing operations, before income taxes and noncontrolling interests	$169.4	$153.0	$533.9	$531.5

Provision for income taxes	38.1	40.8	131.0	135.1
Net income attributable to noncontrolling interests	3.8	2.0	12.8	9.3
Adjusted after-tax earnings from continuing operations, attributable to FMC stockholders (Non-GAAP) (2)	$127.5	$110.2	$390.1	$387.1

Diluted adjusted after-tax earnings from continuing operations per share, attributable to FMC stockholders	$0.95	$0.82	$2.90	$2.83
Average number of shares used in diluted adjusted after-tax earnings from continuing operations per share computations	134.3	135.0	134.3	136.7
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(1) Referred to as Adjusted Operating Profit.
(2) The Company believes that the Non-GAAP financial measure “Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders”, and its presentation on a per share basis, provides useful information about the Company’s operating results to investors and securities analysts. Adjusted earnings excludes the effects of Corporate special charges and tax related adjustments. The Company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying businesses from period to period. Additionally, the above schedule is presented in a format which reflects the manner in which we manage our business and is not in accordance with GAAP.

Please see the reconciliation of Non-GAAP financial measures to GAAP financial results.

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FMC CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO FMC STOCKHOLDERS (GAAP)
TO ADJUSTED AFTER-TAX EARNINGS FROM CONTINUING OPERATIONS,
ATTRIBUTABLE TO FMC STOCKHOLDERS (NON-GAAP)
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2014	2013	2014	2013
Net income attributable to FMC stockholders (GAAP)	$56.3	$17.9	$231.0	$266.8
Corporate special charges (income):
Restructuring and other charges (income) (a)	35.6	32.1	45.0	47.3
Non-operating pension and postretirement charges (b)	1.5	5.7	8.4	30.0
Business separation costs (c)	6.8	—	23.6	—
Acquisition/divestiture related charges (d)	37.5	6.7	41.7	6.7
Income tax expense (benefit) on Corporate special charges (income)	(28.1)	(16.2)	(41.2)	(31.1)
Discontinued operations, net of income taxes (e)	20.5	56.6	83.2	58.3
Tax expense (benefit) adjustments (f)	(2.6)	7.4	(1.6)	9.1

Adjusted after-tax earnings from continuing operations attributable to FMC stockholders (Non-GAAP)	$127.5	$110.2	$390.1	$387.1

Diluted earnings per common share (GAAP)	$0.42	$0.13	$1.72	$1.95
Corporate special charges (income) per diluted share, before tax:
Restructuring and other charges (income)	0.27	0.24	0.33	0.34
Non-operating pension and postretirement charges	0.01	0.04	0.06	0.22
Business separation costs	0.05	—	0.18	—
Acquisition/divestiture related charges	0.28	0.05	0.31	0.05
Income tax expense (benefit) on Corporate special charges (income), per diluted share	(0.21)	(0.12)	(0.31)	(0.23)
Discontinued operations per diluted share	0.15	0.42	0.62	0.44
Tax adjustments per diluted share	(0.02)	0.06	(0.01)	0.06

Diluted adjusted after-tax earnings from continuing operations per share, attributable to FMC stockholders (Non-GAAP)	$0.95	$0.82	$2.90	$2.83

Average number of shares used in diluted adjusted after-tax earnings from continuing operations per share computations	134.3	135.0	134.3	136.7
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(a) Three Months Ended September 30, 2014:
Restructuring and other charges (income) includes a charge of $17.0 million associated with a license agreement entered into by our FMC Agricultural Solutions segment for the purpose of obtaining certain technology and intellectual property rights relating to new compounds still under development. Additionally, this amount includes charges associated with continuing environmental sites treated as a Corporate charge of $17.3 million. Remaining restructuring and other charges (income) includes net miscellaneous charges of $1.3 million.
Three Months Ended September 30, 2013:
Restructuring and other charges (income) for the three months ended September 30, 2013, primarily include a charge of $30.6 million primarily related to collaboration and license agreements entered into by our FMC Agricultural Solutions segment for the purpose of obtaining certain technology and intellectual property rights relating to new fungicide compounds still under development. Additionally charges for the three months ended September 30, 2013 include charges associated with continuing environmental sites as a Corporate charge of $1.0 million. Remaining restructuring and other charges (income) include net miscellaneous charges of $0.5 million.
Nine Months Ended September 30, 2014:
Restructuring and other charges (income) includes a charge of $5.8 million associated with a reorganization of our Health and Nutrition segment, as well as a charge of $17.0 million associated a license agreement entered into by our FMC Agricultural Solutions segment for the purpose of obtaining certain technology and intellectual property rights relating to new compounds still under development. Additionally,

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this amount includes charges associated with continuing environmental sites treated as a Corporate charge of $20.0 million. Remaining restructuring and other charges (income) includes net miscellaneous charges of $2.2 million.
Nine Months Ended September 30, 2013:
Restructuring and other charges (income) for the nine months ended September 30, 2013, include charges of $32.1 million primarily related to collaboration and license agreements entered into by our FMC Agricultural Solutions segment for the purpose of obtaining certain technology and intellectual property rights relating to new fungicide compounds still under development. Also included are charges of $9.6 million associated with our Lithium restructuring within our FMC Minerals segment. Additionally, charges for the nine months ended September 30, 2013 include charges associated with continuing environmental sites as a Corporate charge of $3.0 million. Remaining restructuring and other charges (income) include net miscellaneous charges of $2.6 million.
(b) Our non-operating pension and postretirement costs are defined as those costs related to interest, expected return on plan assets, amortized actuarial gains and losses and the impacts of any plan curtailments or settlements. These costs are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance and we consider these costs to be outside our operational performance. We exclude these non-operating pension and postretirement costs from our segments as we believe that removing them provides a better understanding of the underlying profitability of our businesses, provides increased transparency and clarity in the performance of our retirement plans and enhances period-over-period comparability. We continue to include the service cost and amortization of prior service cost in our Adjusted Earnings results noted above. We believe these elements reflect the current year operating costs to our businesses for the employment benefits provided to active employees.
(c) On September 8, 2014, we announced that we will no longer proceed with the planned separation as a result of the planned acquisition of Cheminova A/S and divestiture of our FMC Alkali Chemicals division (see footnote "d" below). Business separation costs for the three and nine months ended September 30, 2014 represent charges associated with the planned separation activities through September 8, 2014. We do not expect to incur any additional charges beyond September 8, 2014. There were no charges for the three and nine months ended September 30, 2013.
(d) Charges related to the expensing of the inventory fair value step-up resulting from the application of purchase accounting, legal and professional fees and gains or losses on hedging purchase price associated with the planned or completed acquisitions and costs incurred associated with the potential divestiture of our FMC Alkali Chemicals division. Amounts represent the following:

	Three Months Ended		Nine Months Ended
	September 30		September 30
(in Millions)	2014	2013	2014	2013
Acquisition related charges - Cheminova A/S
Legal and professional fees (1)	$15.2	$—	$15.2	$—
Unrealized loss/(gain) on hedging purchase price (1)	21.2	—	21.2	—
Acquisition related charges - Epax
Legal and professional fees (1)	—	4.6	—	4.6
Inventory fair value step-up amortization (2)	—	2.1	4.2	2.1
Divestiture related charges - FMC Alkali Chemicals division
Legal and professional fees (1)	1.1	—	1.1	—
Acquisition/divestiture related charges	$37.5	$6.7	$41.7	$6.7
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(1)	On the condensed consolidated statements of income, these charges are included in “Selling, general and administrative expenses.”

(2)	On the condensed consolidated statements of income, these charges are included in “Costs of sales and services.”

(e) Discontinued operations includes our FMC Peroxygens business results as well as provisions, net of recoveries, for environmental liabilities and legal reserves and expenses related to previously discontinued operations. For the nine months ended September 30, 2014 the balance includes the final divestiture charge of $40.0 million associated with the sale of FMC Peroxygens business which was completed on February 28, 2014.
Discontinued operations for the three and nine months ended September 30, 2013, included a charge of $65 million ($50.8 million after tax), to adjust the FMC Peroxygens assets held for sale to fair value.
(f) The tax adjustments in the three and nine months ended September 30, 2014 were related to revisions to our tax liabilities associated with prior year tax matters. The tax charges in the three and nine months ended September 30, 2013 were associated with the sale of our discontinued FMC Peroxygens business as well as revisions to our tax liabilities associated with prior year tax matters.

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RECONCILIATION OF NET INCOME (GAAP) TO ADJUSTED EARNINGS FROM CONTINUING OPERATIONS,
BEFORE INTEREST AND INCOME TAXES (NON-GAAP)
(Unaudited, in millions)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2014	2013	2014	2013
Net income (GAAP)	$60.1	$19.9	$243.8	$276.1
Restructuring and other charges (income)	35.6	32.1	45.0	47.3
Non-operating pension and postretirement charges	1.5	5.7	8.4	30.0
Business separation costs	6.8	—	23.6	—
Acquisition/Divestiture related charges	37.5	6.7	41.7	6.7
Discontinued operations, net of income taxes	20.5	56.6	83.2	58.3
Interest expense, net	14.9	9.8	43.7	31.4
Provision for income taxes	7.4	32.0	88.2	113.1
Adjusted earnings from continuing operations, before interest, income taxes and noncontrolling interests (Non-GAAP) (1)	$184.3	$162.8	$577.6	$562.9
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(1) Referred to as Adjusted Operating Profit.

RECONCILIATION OF PROVISION FOR INCOME TAXES (GAAP) TO
ADJUSTED EARNINGS - PROVISION FOR INCOME TAXES,
EXCLUDING DISCRETE TAX ITEMS (NON-GAAP)
(Unaudited, in millions)

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2014		2013		2014		2013
	Provision (Benefit)	Tax Rate	Provision (Benefit)	Tax Rate	Provision (Benefit)	Tax Rate	Provision (Benefit)	Tax Rate
GAAP - Provision for income taxes	$7.4	8.4%	$32.0	29.5%	$88.2	21.2%	$113.1	25.3%
Adjusted earnings tax adjustments:
Income tax expense (benefit) on Corporate special charges (income) (1)	(28.1)		(16.2)		(41.2)		(31.1)
Tax expense (benefit) adjustments (1)	(2.6)		7.4		(1.6)		9.1
Adjusted Earnings - Provision for income taxes (Non-GAAP)	$38.1	22.5%	$40.8	26.7%	$131.0	24.5%	$135.1	25.4%
Discrete tax items expense (benefit) (2)	(5.2)		—		(5.2)		—
Adjusted earnings - Provision for income taxes, excluding discrete tax items (Non-GAAP) (1)	$43.3	25.5%	$40.8	26.7%	$136.2	25.5%	$135.1	25.4%
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(1)
Referred to the Reconciliation of Net Income Attributable to FMC Stockholders (GAAP) to Adjusted After-tax Earnings from Continuing Operations, Attributable to FMC Stockholders (Non-GAAP) for more detail.

(2)	Amount represents a discrete tax adjustment associated with fluctuations in foreign currency remeasurement of certain foreign operations.

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FMC CORPORATION
INDUSTRY SEGMENT DATA
(Unaudited, in millions)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2014	2013	2014	2013
Revenue
FMC Agricultural Solutions	$548.8	$530.2	$1,546.9	$1,468.0
FMC Health and Nutrition	203.1	190.4	636.4	572.2
FMC Minerals	264.0	237.8	762.2	706.8
Eliminations	—	(1.0)	—	(2.9)
Total	$1,015.9	$957.4	$2,945.5	$2,744.1
Income from continuing operations before income taxes
FMC Agricultural Solutions	116.7	114.2	367.5	402.2
FMC Health and Nutrition	43.7	41.1	143.7	129.1
FMC Minerals	39.2	27.7	118.8	92.1
Eliminations	—	(0.1)	—	(0.3)
Segment operating profit (a)	199.6	182.9	630.0	623.1
Corporate and other	(15.3)	(20.1)	(52.4)	(60.2)
Adjusted earnings from continuing operations, before interest, income taxes and noncontrolling interests (Non-GAAP)	$184.3	$162.8	$577.6	$562.9

Interest expense, net	(14.9)	(9.8)	(43.7)	(31.4)
Corporate special (charges) income:
Restructuring and other (charges) income (b)	(35.6)	(32.1)	(45.0)	(47.3)
Non-operating pension and postretirement charges (c)	(1.5)	(5.7)	(8.4)	(30.0)
Business separation charges (d)	(6.8)	—	(23.6)	—
Acquisition/divestiture related charges (e)	(37.5)	(6.7)	(41.7)	(6.7)
Provision for income taxes	(7.4)	(32.0)	(88.2)	(113.1)
Discontinued operations, net of income taxes (f)	(20.5)	(56.6)	(83.2)	(58.3)
Net income attributable to noncontrolling interests	(3.8)	(2.0)	(12.8)	(9.3)
Net income attributable to FMC stockholders	$56.3	$17.9	$231.0	$266.8
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(a) Referred to as Segment Earnings.
(b) Three Months Ended September 30, 2014: Amounts related to FMC Agricultural Solutions charges of $17.0 million, FMC Minerals charges of $0.1 million and Corporate charges of $18.5 million.
Three Months Ended September 30, 2013: Amounts related to FMC Agricultural Solutions charges of $30.7 million, FMC Health and Nutrition charges of $0.1 million, FMC Minerals charges of $0.3 million and Corporate charges of $1.0 million.
Nine Months Ended September 30, 2014: Amounts related to FMC Agricultural Solutions charges of $17.0 million, FMC Health and Nutrition charges of $5.9 million, FMC Minerals charges of $0.1 million and Corporate charges of $22.0 million.
Nine Months Ended September 30, 2013: Amounts related to FMC Agricultural Solutions charges of $32.6 million, FMC Health and Nutrition charges of $0.8 million, FMC Minerals charges of $9.6 million and Corporate charges of $4.3 million.
(c) See Note (b) to the schedule “Reconciliation of Net Income Attributable to FMC Stockholders (GAAP) to Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders (Non-GAAP)” for further details on the components that make up this line item.
(d) See Note (c) to the schedule “Reconciliation of Net Income Attributable to FMC Stockholders (GAAP) to Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders (Non-GAAP)” for further details on the components that make up this line item.
(e) See Note (d) to the schedule “Reconciliation of Net Income Attributable to FMC Stockholders (GAAP) to Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders (Non-GAAP)” for further details on the components that make up this line item.
(f) See Note (e) to the schedule “Reconciliation of Net Income Attributable to FMC Stockholders (GAAP) to Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders (Non-GAAP)” for further details on the components that make up this line item.
FMC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	September 30, 2014	December 31, 2013
Cash and cash equivalents	$124.3	$123.2
Trade receivables, net	1,572.6	1,484.3
Inventories	754.5	688.4
Other current assets	210.6	236.8
Deferred income taxes	195.3	214.0
Current assets of discontinued operations held for sale	—	198.3
Total current assets	2,857.3	2,945.0

Property, plant and equipment, net	1,283.3	1,248.3
Goodwill	369.0	389.4
Deferred income taxes	119.8	91.4
Other long-term assets	621.7	561.1
Total assets	$5,251.1	$5,235.2

Short-term debt and current portion of long-term debt	$580.4	$697.8
Accounts payable, trade and other	440.0	475.2
Accrued customer rebates	347.6	203.7
Guarantees of vendor financing	53.3	27.9
Accrued pensions and other postretirement benefits, current	12.7	12.7
Other current liabilities	307.5	521.2
Current liabilities of discontinued operations held for sale	—	48.2
Total current liabilities	1,741.5	1,986.7

Long-term debt	1,151.9	1,154.1
Long-term liabilities	573.4	522.3
Equity	1,784.3	1,572.1
Total liabilities and equity	$5,251.1	$5,235.2

Press Release Schedules - Page 6

FMC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Nine Months ended September 30
	2014	2013
Cash provided (required) by operating activities of continuing operations	$234.6	$380.6

Cash provided (required) by operating activities of discontinued operations	(32.9)	(31.4)

Cash provided (required) by investing activities of continuing operations	(197.9)	(555.3)

Cash provided (required) by investing activities of discontinued operations	198.5	(15.2)

Cash provided (required) by financing activities of continuing operations:
Net borrowings (repayments) under committed credit facilities	—	(130.0)
Increase (decrease) in short-term debt	(101.2)	869.5
Financing fees	(8.8)	(0.9)
Repayments of long-term debt	(17.7)	(0.5)
Proceeds from borrowings of long-term debt	—	11.6
Net distributions to and acquisitions of noncontrolling interests	(21.4)	(89.9)
Contingent consideration paid	—	(0.5)
Dividends paid	(58.1)	(55.6)
Repurchases of common stock under publicly announced program	—	(359.9)
Other repurchases of common stock	(4.3)	(6.7)
Excess tax benefits from share-based compensation	4.4	6.7
Issuances of common stock, net	7.5	9.9
Cash provided (required) by financing activities	(199.6)	253.7
Effect of exchange rate changes on cash	(1.6)	0.1
Increase (decrease) in cash and cash equivalents	1.1	32.5

Cash and cash equivalents, beginning of year	123.2	77.1

Cash and cash equivalents, end of period	$124.3	$109.6

Press Release Schedules - Page 7